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                                                                EXECUTION COPY
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                                VOTING AGREEMENT

            VOTING AGREEMENT, dated as of February 4, 2000 (this "Agreement"),
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in favor of BCE EMERGIS INC., a corporation organized under the laws of Canada
("Parent") and JETCO INC., a Delaware corporation and a wholly owned subsidiary
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of Parent ("Subsidiary"), granted by the stockholders whose names appear on the
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signature pages of this Agreement (each a "Stockholder" and collectively the
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"Stockholders").
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            WHEREAS, as of the date hereof and except as noted on Exhibit A hereto, each Stockholder represents and warrants to Parent that he owns of record and beneficially, without encumbrance, and has the sole power to vote, the number of shares of common stock, par value $0.01 per share ("Company Common
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Stock"), of United Payors & United Providers, Inc., a Delaware corporation (the
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"Company ") as set forth opposite such Stockholder's name on Exhibit A hereto
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(all such Company Common Stock and any shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares"); and
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            WHEREAS, Parent, Subsidiary and the Company propose to enter into an
Agreement and Plan of Merger, dated as of even date herewith (as the same may be amended from time to time, the "Merger Agreement"; capitalized terms used and
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not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), a draft of which has been made available to each Stockholder and which provides, upon the terms and subject to the conditions thereof, for the merger of the Subsidiary with and into the Company (the "Merger");
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            NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. Transfer of Shares. No Stockholder shall, directly or indirectly, (a)
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sell, pledge or otherwise dispose of or encumber any or all of such
Stockholder's Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares.

      2. Voting of Shares. (a) Each Stockholder, by this Agreement, with respect
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to the Shares set out in Exhibit A hereto (except as noted on Exhibit A hereto)
and any Shares hereinafter acquired by such Stockholder, does hereby agree that, at the Company Stockholders' Meeting or any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder shall vote all of such Stockholder's Shares (i) in favor of the adoption and approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and this Agreement, and (ii) against any transaction pursuant to an Acquisition Proposal (as set forth below in Section 3) or any other action, proposal, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled.

            (b) The obligations of the Stockholders under this Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) (A) 180 days after the termination of the Merger Agreement in case of termination pursuant to Sections 8.01(d) or 8.01(e) of the Merger Agreement, or (B) on the date of termination in the case of termination of the Merger Agreement for any other reason. Nothing in this Section 1.02(c) shall relieve any party of liability for any breach of this Agreement.




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      3.  Acquisition Proposals. The Stockholder shall not take, directly or
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indirectly, (nor shall the Stockholder authorize or permit its representatives or, to the extent within the Stockholder's control, its affiliates to take) any action to (i) encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any Acquisition Proposal (as defined in the Merger Agreement), (ii) enter into any letter of intent, term sheet or other agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing in this
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Section 3.04 shall prevent the Stockholder, in his capacity as a director or executive officer of the Company from engaging in any activity permitted pursuant to Section 6.04 of the Merger Agreement. The Stockholder shall immediately cease and cause to be terminated all discussions or negotiations commenced prior to the date hereof with respect to any Acquisition Proposal. From and after the date of the execution of this Agreement, the Stockholder will as promptly as practicable communicate to Parent orally and in writing any inquiry received by him relating to any potential Acquisition Proposal and the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that he may receive in respect of any such negotiations or discussions being sought to be initiated with the Company. The Stockholder shall (i) keep Parent fully informed on a prompt basis with respect to any developments with respect to the foregoing and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Acquisition Proposal. In addition, each of the Stockholders who is also an employee of the Company agrees that he will not enter into any employment, consulting or similar arrangement (or participate in any negotiations or discussions concerning such arrangements) with any person other than Parent or the Company prior to termination of this Agreement in accordance with its terms.

      4.   Miscellaneous. If any term or other provision of this Agreement is
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invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party; neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise); nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity; this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; all actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the United States District Court for the Southern District of New York and each of the parties to this Agreement consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.



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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    STOCKHOLDERS


                                    /s/ Thomas L. Blair
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                                    Thomas L. Blair


                                    [/s/ et al.]
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